EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Datawatch Corporation Reports Results for Fourth Quarter and Fiscal Year 2009

Chelmsford, MA – November 19, 2009 - Datawatch Corporation (NASDAQ-CM: DWCH ), a leader in Business Intelligence (BI) and Enterprise Information Management (EIM), today announced results for its fourth quarter and fiscal year ended September 30, 2009.

Revenues for the quarter ended September 30, 2009 were $4,559,000, when compared to $5,315,000 for the quarter ended September 30, 2008. Revenues for the twelve months ended September 30, 2009 were $19,618,000, as compared to $23,030,000 in the comparable period of fiscal 2008. Net income for the fourth quarter of fiscal 2009 was $253,000, or $0.04 per diluted share, as compared to net income of $296,000, or $0.05 per diluted share, for the fourth quarter of fiscal 2008. Net loss for the twelve months ended September 30, 2009 was $(4,940,000), or $(0.83) per diluted share, as compared to net income of $717,000, or $0.12 per diluted share, for the twelve months ended September 30, 2008. During the second quarter of fiscal year 2009, the Company recorded a non-cash impairment charge of approximately $6.4 million related to the full impairment of its goodwill and an indefinite lived trademark. Excluding the effects of the goodwill and trademark impairment charge, the Company’s non-GAAP net income for the twelve months ended September 30, 2009 would have been $1,142,000, or $0.19 per diluted share.

As of September 30, 2009, the Company had $5,649,000 in net cash and cash equivalents, an increase of $764,000, or 16 percent, compared to September 30, 2008.

Commenting on the fourth quarter and fiscal 2009 results, President and CEO Ken Bero said, “Revenue comparisons to the fourth quarter and fiscal year 2008 continue to be affected by the weakened economy. In the United Kingdom, our second largest market, the weaker British pound versus the U.S. dollar exchange rate reduced both revenues and expenses in fiscal 2009 as compared to the prior year. The business environment worldwide continues to be very difficult, with expenditures remaining tightly controlled. While the economy has adversely impacted our Monarch™ Desktop and Services business this year, enterprise license and new maintenance revenues have risen when compared to fiscal 2008.”

“We continue to proactively manage our business. Income from operations for this year, excluding the Q2 non-cash goodwill and trademark impairment charge was double that of 2008,” added Bero.  “As a result, the Company continued to improve its cash position and has no debt on the balance sheet.  Despite the difficult economic environment, we have continued to invest in our key product offerings, positioning us to meet the needs and demands of our customers now and in the future.”

In Q4, the Company introduced Datawatch Dashboards™, a fully interactive dashboard solution that gives users a visual overview of operational performance as well as the ability to monitor specific business processes and events.  In addition, Datawatch recently introduced Monarch V10.5.  With Monarch V10.5, users now have the ability to create and export Microsoft Office Excel spreadsheets that contain a copy of the original source data simplifying compliance, auditability and eliminating spreadsheet-induced uncertainty.  Monarch V10.5 is also compatible with the new Windows 7 operating system.

As previously announced, Datawatch will host a live webcast to discuss its fourth quarter and fiscal year 2009 results today at 2:00 p.m. (EST).  The webcast can be accessed at: http://www.investorcalendar.com/IC/CEPage.asp?ID=150889. Please register at least 15 minutes early to download any necessary audio software.  An archive of the broadcast will be available for 30 days at the same location.

ABOUT DATAWATCH CORPORATION

Datawatch Corporation (NASDAQ-CM: DWCH), a leader in Business Intelligence (BI) and Enterprise Information Management (EIM), helps companies make better decisions and solve business problems by simplifying access to and analysis of information. Unique among BI vendors, Datawatch transforms the massive amounts of data and documents generated inside or outside a company into actionable insight, without any changes needed to existing systems. Datawatch customers benefit from the right information, in the right context, at the right time. More than 35,000 organizations worldwide rely on Datawatch products including its market-leading Monarch report and data mining solutions. Founded in 1985, Datawatch is based in Chelmsford, Mass., with offices in London, Sydney and Manila. For more information, visit www.datawatch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such statements, including but not limited to those relating to results of operations net of any impairment charges, contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: risks associated with the uncertainty of the current economic climate; risks associated with fluctuations in quarterly operating results; Datawatch's dependence on its principal products; risks associated with international sales; risks associated with distributor sales; risks associated with acquisitions; an unfavorable result in any litigation; market acceptance of new products; dependence on the introduction of new products and possible delays in those introductions. Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly-available documents, which include, but are not limited to, filings made by Datawatch from time to time with the Securities and Exchange Commission, including but not limited to, those appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2008 and Form 10-Q for the quarters ended December 31, 2008, March 31, 2009 and June 30, 2009. Any forward-looking statements should be considered in light of those factors.

# # #

Investor Contact:
Datawatch Investor Relations
investor@datawatch.com
Phone: (978) 441-2200 ext. 8323

Media Contacts:
Lisa G. Kilpatrick	Jena Coletti
Manager, Marketing Communications & Public Relations	Greenough Communications
lisa_kilpatrick@datawatch.com	617-275-6528
Phone: (978) 441-2200, ext. 8240	jcoletti@greenoughcom.com
Fax: (978) 453-4443

Datawatch and the Datawatch logo are trademarks or registered trademarks of Datawatch Corporation in the United States and/or other countries. All other names are trademarks or registered trademarks of their respective companies.

 DATAWATCH CORPORATION
 Condensed Consolidated Statements of Operations
 Amounts in Thousands (except per share data)
 (Unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

REVENUE:
Software licenses and subscriptions	$2,512	$2,831	$10,931	$12,435
Maintenance and services	2,047	2,484	8,687	10,595
Total revenue	4,559	5,315	19,618	23,030

COSTS AND EXPENSES:
Cost of software licenses and subscriptions	613	540	2,248	2,218
Cost of maintenance and services	645	944	3,135	4,271
Sales and marketing	1,398	1,809	6,423	8,153
Engineering and product development	652	675	2,433	2,966
General and administrative	1,004	1,135	4,272	4,923
Impairment of goodwill and other intangibles	—	—	6,401	—
Total costs and expenses	4,312	5,103	24,912	22,531

INCOME (LOSS) FROM OPERATIONS	247	212	(5,294)	499
Other income, net of expenses	81	131	193	371

INCOME (LOSS) BEFORE INCOME TAXES	328	343	(5,101)	870
Provision (benefit) for income taxes	75	47	(161)	153

NET INCOME (LOSS)	$253	$296	$(4,940)	$717

Net income (loss) per share - Basic	$0.04	$0.05	$(0.83)	$0.12

Net income (loss) per share - Diluted	$0.04	$0.05	$(0.83)	$0.12

Weighted Average Shares Outstanding - Basic	5,925	5,914	5,920	5,835

Weighted Average Shares Outstanding - Diluted	6,015	5,987	5,973	6,035

 DATAWATCH CORPORATION
 Condensed Consolidated Balance Sheets
 Amounts in Thousands
 (Unaudited)

	September 30,	September 30,
	2009	2008

Cash and cash equivalents	$5,649	$4,885
Accounts receivable, net	2,968	3,287
Prepaid expenses and other current assets	405	418
Total current assets	9,022	8,590

Property and equipment, net	497	737
Intangible and other assets, net	2,524	8,842

	$12,043	$18,169

Accounts payable and accrued expenses	$2,675	$3,413
Deferred revenue - current portion	3,720	4,047
Total current liabilities	6,395	7,460

Total long-term liabilities	482	627

Total shareholders' equity	5,166	10,082

	$12,043	$18,169